Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Educational Development Corporation Employee 401(k) Plan

We consent to the incorporation by reference in Registration Statements No. 33-60188, 333-100659 and 333-231817 of Educational Development Corporation on Form S-8 of our report dated August 24, 2023, relating to the financial statements and supplemental schedule of Educational Development Corporation Employee 401(k) Plan, appearing in this Annual Report on Form 11-K of the Educational Development Corporation Employee 401(k) Plan for the year ended February 28, 2023.

\s\ HOGANTAYLOR LLP

Tulsa, Oklahoma

August 24, 2023